Exhibit 5.1
                                                                     -----------


                           Jones, Day, Reavis & Pogue
                              599 Lexington Avenue
                            New York, New York  10022





                                October 20, 1995

Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio  45202

                     Re:
                     Offering of Shares of Common Stock
                        of Federated Department Stores, Inc.
                        by Certain Selling Stockholders
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Ladies and Gentlemen:

     We have acted as counsel for Federated Department Stores, Inc., a Delaware corporation (the "Company"), in connection with the offering by certain stockholders of the Company (the "Selling Stockholders") of up to 13,447,288 shares (the "Shares") of common stock (the "Common Stock") of the Company issued to the Selling Stockholders in connection with the transactions contemplated by the Agreement and Plan of Merger, dated August 14, 1995 (the "Merger Agreement"), among Broadway Stores, Inc., the Company, and a wholly owned subsidiary of the Company and by the Purchase Agreement, dated as of August 14, 1995 (the "Prudential Agreement"), among The Prudential Insurance Company of America ("Prudential"), a wholly owned subsidiary of the Company, and the Company and of any additional shares of Common Stock (the "Additional Shares") to be issued to Prudential pursuant to the Prudential Agreement.

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based thereon, we are of the opinion that the Shares and the Additional Shares have been duly authorized and the Shares are, and the Additional Shares, when issued and delivered in accordance with the Prudential Agreement, will be, validly issued, fully paid, and nonassessable.

     In rendering the foregoing opinion, we have assumed the authenticity of all documents represented to us to be originals, the conformity to original documents of all copies of documents submitted to us, the accuracy and completeness of all corporate records made available to us, and the genuineness of all signatures that purport to have been made in a corporate, governmental, fiduciary, or other capacity, and that the persons who affixed such signatures had the requisite authority to do so.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement, and to the incorporation by reference of this opinion in any abbreviated registration statement relating to the Registration Statement to register the Additional Shares as permitted pursuant to Rule 462(b) under the Securities Act.

                                           Very truly yours,

                                           /s/ Jones, Day, Reavis & Pogue

                                           Jones, Day, Reavis & Pogue